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                               Pricing Supplement

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes



Pricing Supplement No. 72                                  Trade Date: 06/16/03
(To Prospectus dated March 22, 2000 and Prospectus         Issue Date: 06/19/03
Supplement dated December 20, 2001)

The date of this Pricing Supplement is June 17, 2003



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
         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------

       91131UFW9              $7,991,000.00              3.00%                  12/15/10                 100%


    Interest Payment
       Frequency                                                                Dates and terms of redemption
      (begin date)          Survivor's Option      Subject to Redemption      (including the redemption price)
    ----------------        -----------------           ----------             --------------------------------
        12/15/03                   Yes                      Yes                        100% 06/15/04
     semi-annually                                                                 semi-annually thereafter




                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $7,903,099.00             $87,901.00                $2.00             ABN AMRO Financial
                                                                             Services, Inc.
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